UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

____________________

Massachusetts	000-21326	04-3145961
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

32 Wiggins Avenue, Bedford, MA 01730

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 781-457-9000

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2017, Anika Therapeutics S.r.l., the wholly owned Italian subsidiary of Anika Therapeutics, Inc. (the “Company”), entered into an amendment (the “Lease Amendment”) to a build-to-suit lease agreement dated October 9, 2015 with Consorzio Zona Industriale E Porto Fluviale di Padova, as landlord. The Company filed a translated copy of the original lease agreement as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2015. Pursuant to the Lease Amendment, the parties agreed to discretional changes to the to-be-leased facility requested by Anika Therapeutics S.r.l. during construction. Additionally, the parties memorialized their expectation that Anika Therapeutics S.r.l. will commence occupancy of the to-be-leased facility during the first quarter of 2017, with penalties to be incurred by the landlord if it fails to meet its delivery obligations under the Lease Amendment. Aside from these amendments, no material terms contained in the original lease agreement were altered by the Lease Amendment.

Additionally, on February 2, 2017, the Company finalized an extension, including the determination of a new monthly base rent, of a lease agreement dated January 4, 2007 with Farley White Wiggins LLC, as landlord, pursuant to which the Company leased 134,000 square feet of general office, research and development, and manufacturing space at its corporate headquarters in Bedford, Massachusetts (the “Bedford Lease”). The Company filed a copy of the Bedford Lease as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2007. In accordance with the terms and processes set forth in the Bedford Lease, the Company extended its lease term from November 1, 2017 through October 31, 2022 at a monthly base rent of approximately $126,000. No other terms of the Bedford Lease were altered.

[Remainder of page left blank intentionally]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: February 8, 2017	By:	/s/ Sylvia Cheung
Sylvia Cheung
Chief Financial Officer